EXHIBIT 99.1

Hanmi's Earnings Increased by 154% to $14.0 Million in the Fourth Quarter of 2012; Improvements in Loan Production, Asset Quality and Operating Efficiency Boost Earnings

LOS ANGELES, Jan. 24, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC), the holding company for Hanmi Bank (the "Bank"), today reported net income of $14.0 million, or $0.44 per diluted share, for the fourth quarter of 2012, up 5.3% from $13.3 million, or $0.42 per diluted share, for the third quarter of 2012, and more than double the earnings of $5.5 million, or $0.22 per diluted share, for the fourth quarter of 2011. For the year ended December 31, 2012, net income totaled $90.4 million, or $2.87 per diluted share, compared to $28.1 million, or $1.38 per diluted share, for the year ended December 31, 2011. Hanmi continued to benefit from a reversal of the deferred tax asset ("DTA") valuation allowance, recording a $5.5 million gross benefit which effectively offsets the tax obligation for the quarter. For the full year, the reversal of the DTA valuation allowance contributed a net benefit of $47.4 million, adding $1.50 per share to earnings on a fully taxed basis. Tangible book value increased 3.9% to $11.97 per share at December 31, 2012, from $11.52 per share at September 30, 2012, and increased 32.7% from $9.02 per share at December 31, 2011.

"During the fourth quarter of 2012, we celebrated two major milestones: the Bank's thirty-year anniversary and the lifting of regulatory enforcement actions by the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions. We are no longer constrained by any of our former enforcement agreements, which allows us to focus on pursuing important strategic options. Earlier this month, we announced that we are exploring strategic alternatives for a possible business combination, merger or sale transaction. This process reflects our proactive efforts to stay ahead of the competition in an increasingly competitive market. We believe that exploring strategic options is an important step necessary for our future. However, there is no assurance that we will complete a strategic transaction." said Jay S. Yoo, President and Chief Executive Officer.

Hanmi Financial Quarterly Financial Highlights
(In Thousands, Except Per Share Data)

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Net Income	$ 13,979	$ 13,279	$ 5,506
Net Income Per Diluted Common Share	$ 0.44	$ 0.42	$ 0.22

Total Assets	$ 2,882,520	$ 2,841,857	$ 2,744,824
Total Net Loans	$ 1,986,051	$ 1,892,813	$ 1,849,020
Total Deposits	$ 2,395,963	$ 2,363,385	$ 2,344,910

Return on Average Assets	1.94%	1.87%	0.81%
Return on Average Stockholders' Equity	15.02%	14.97%	9.50%
Net Interest Margin	3.86%	3.69%	3.66%
Efficiency Ratio	57.66%	59.81%	69.03%

Tangible Common Equity Per Common Share	$ 11.97	$ 11.52	$ 9.02

Non-Performing Assets	$ 38,053	$ 45,056	$ 52,558
Non-Performing Assets to Total Assets	1.32%	1.59%	1.91%
Allowance for Loan Losses to Total Gross Loans	3.09%	3.38%	4.64%
Allowance for Loan Losses to Total Non-Performing Loans	169.81%	147.92%	171.71%

Classified Assets	$ 101,172	$ 131,233	$ 282,559
Classified Assets to Bank Tier 1 Capital and ALLL	21.57%	28.60%	66.14%

Hanmi Financial Capital Ratios:

Total Risk-Based Capital Ratio	20.65%	20.79%	18.66%
Tier 1 Leverage Capital Ratio	14.95%	14.71%	13.34%
Tangible Equity to Tangible Assets Ratio	13.09%	12.77%	10.36%

Financial Highlights (at or for the period ended December 31, 2012)

  Net income for the fourth quarter of 2012 increased to $14.0 million, or $0.44 per diluted share, up 5.3% from $13.3 million, or $0.42 per diluted share, in the third quarter of 2012. For the year ended December 31, 2012, net income totaled $90.4 million, or $2.87 per diluted share, compared to $28.1 million, or $1.38 per diluted share, for the year ended December 31, 2011. For the year ended December 31, 2012, the reversal of the DTA valuation allowance contributed a net of $47.4 million to net income and added $1.50 per share to earnings on a fully taxed basis.
  Net interest margin ("NIM") improved to 3.86% in the fourth quarter of 2012, up from 3.69% in the third quarter of 2012 and 3.66% in the fourth quarter of 2011. Yields on earning assets improved to 4.40% in the fourth quarter of 2012, up from 4.35% in the third quarter of 2012, but down from 4.58% in the fourth quarter of 2011. For the year ended December 31, 2012, NIM improved to 3.77% from 3.68% for the year ended December 31, 2011. Cost of deposits continued to improve to 0.56% in the fourth quarter of 2012, down from 0.61% in the third quarter of 2012 and 0.89% in the fourth quarter of 2011.
  New loan production for the fourth quarter of 2012 totaled $208.6 million, consisting of $44.2 million of SBA 504 and 7(a) loans, $156.1 million of other commercial term loans, and $7.5 million of lines of credit disbursements. For the year ended December 31, 2012, total loan production was $694.2 million, consisting of $155.3 million of SBA 504 and 7(a) loans, $434.6 million of other commercial term loans, $20.6 million of lines of credit disbursements, and purchases of $67.6 million of single family residential mortgages in the first quarter of 2012 and $15.2 million of commercial real estate loans in the second quarter of 2012.
  Asset quality improved during the fourth quarter of 2012, as indicated by lower levels of non-performing assets ("NPAs"), delinquent loans, and net charge-offs.
  The ratio of classified assets to the Bank's tier 1 capital plus the allowance for loan losses ("ALLL") dropped to 21.57% at December 31, 2012, from 28.60% at September 30, 2012, and from 66.14% at December 31, 2011. Classified assets at December 31, 2012 were $101.2 million compared to $131.2 million and $282.6 million at September 30, 2012 and December 31, 2011, respectively.
  NPAs declined to $38.1 million, or 1.32% of total assets, at December 31, 2012, from $45.1 million, or 1.59% of total assets, at September 30, 2012, and from $52.6 million, or 1.91% of total assets, at December 31, 2011.
  Delinquent loans, which are 30 to 89 days past due and still accruing, totaled $2.4 million, or 0.12% of gross loans at December 31, 2012, down from $4.0 million, or 0.20% of gross loans at September 30, 2012, and down from $13.9 million, or 0.72% of gross loans, at December 31, 2011.
  Total net charge-offs during the fourth quarter of 2012 were $3.2 million, down from $5.9 million in the third quarter of 2012, and down from $15.1 million in the fourth quarter of 2011.
  Classified loan inflows totaled $8.0 million for the fourth quarter of 2012, down from $10.7 million during the third quarter of 2012. Outflows of classified loans totaled $38.4 million during the fourth quarter of 2012, as compared to $22.5 million in the third quarter of 2012.
  Operating efficiency improved to 57.66% during the fourth quarter of 2012 from 59.81% during the third quarter of 2012, and from 69.03% during the fourth quarter of 2011, reflecting higher revenues and lower overall costs of operations. For the year ended December 31, 2012, the efficiency ratio improved to 61.07% from 67.22% for the year ended December 31, 2011.
  The Bank's tangible common equity to tangible assets ratio at December 31, 2012 was 15.29%, up from 14.96% at September 30, 2012, and up from 12.48% at December 31, 2011.
  At the holding company level, the tangible common equity ratio was 13.09% and the tangible book value was $11.97 per share at December 31, 2012, representing increases from tangible common equity ratios of 12.77% and 10.36% and tangible book values of $11.52 and $9.02 per share, at September 30, 2012 and December 31, 2011, respectively.

Capital Management

"Our capital position continues to be well above industry averages, with our ratio of tangible equity to tangible assets at 13.09% at year end, compared to an average of 8.16% for the SNL Bank and Thrift Index last quarter," said Mark Yoon, Senior Vice President and Interim Chief Financial Officer.

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Hanmi Financial
Total Risk-Based Capital Ratio	20.65%	20.79%	18.66%
Tier 1 Risk-Based Capital Ratio	19.37%	19.52%	17.36%
Tier 1 Leverage Capital Ratio	14.95%	14.71%	13.34%
Tangible Equity to Tangible Assets Ratio	13.09%	12.77%	10.36%

Hanmi Bank
Total Risk-Based Capital Ratio	19.85%	19.91%	17.57%
Tier 1 Risk-Based Capital Ratio	18.58%	18.63%	16.28%
Tier 1 Leverage Capital Ratio	14.33%	14.05%	12.50%
Tangible Equity to Tangible Assets Ratio	15.29%	14.96%	12.48%

Results of Operations

Net interest income, before the provision for credit losses, totaled $26.4 million for the fourth quarter of 2012, up 6.1% from $24.9 million for the third quarter of 2012, and up 8.2% from $24.4 million for the fourth quarter of 2011. Interest and dividend income increased 2.5% from the third quarter of 2012 but decreased 1.6% from the fourth quarter of 2011, while interest expense fell 17.3% and 40.3% compared to the third quarter of 2012 and the fourth quarter of 2011, respectively. For the year ended December 31, 2012, net interest income, before the provision for credit losses, totaled $101.1 million, down slightly from $101.2 million for the year ended December 31, 2011.

Yield on loans was 5.38% for the fourth quarter of 2012, down from 5.44% for the third quarter of 2012, and down from 5.55% for the fourth quarter of 2011. Yield on investment securities, accounting for 16.6% of current quarter average earning assets, was 2.29% for the fourth quarter of 2012, up from 2.22% for the third quarter of 2012, and up from 2.00% for the fourth quarter of 2011. For the year ended December 31, 2012, average yield on loans was 5.47%, down from 5.56% for the year ended December 31, 2011. The yields on investment securities were the same 2.22% for both years ended December 31, 2012 and 2011.

Cost of interest-bearing liabilities continues to decline, reflecting the improving mix of the deposit base. Cost of interest-bearing liabilities was 0.83% in the fourth quarter of 2012, down 18 basis points compared to the third quarter of 2012, and down 53 basis points compared to the fourth quarter of 2011. Cost of deposits was 0.56% for the fourth quarter of 2012, down from 0.61% for the third quarter of 2012, and down from 0.89% for the fourth quarter of 2011. For the year ended December 31, 2012, cost of interest bearing liabilities declined 34 basis points to 1.07% and cost of deposits declined 32 basis points to 0.68%, compared to 1.41% and 1.00%, respectively, for the year ended December 31, 2011.

Net interest margin improved to 3.86% in the fourth quarter of 2012, up 17 basis points compared to the third quarter of 2012, and up 20 basis points compared to the fourth quarter of 2011. "With improvement in the production of new loans, we are starting to grow our loan portfolio and deploy excess liquidity into higher yielding assets," said Yoon.

With steadily improving asset quality, there was no provision for credit losses in the third and fourth quarters of 2012, compared to $4.0 million in the fourth quarter of 2011. For the year ended December 31, 2012, the provision for credit losses was $6.0 million, down 50% from $12.1 million for the year ended December 31, 2011. The total net charge offs for the fourth quarter of 2012 was $3.2 million, down from $5.9 million in the third quarter of 2012, and down from $15.1 million in the fourth quarter of 2011. The allowance for loan losses decreased to $63.3 million, or 3.09% of total gross loans.

Net interest income, after the provision for credit losses, totaled $26.4 million in the fourth quarter of 2012, up from $24.9 million in the third quarter of 2012, and up from $20.4 million in the fourth quarter of 2011. For the year ended December 31, 2012, net interest income, after the provision for credit losses, totaled $95.1 million, up 6.7% from $89.1 million for the year ended December 31, 2011.

Non-interest income in the fourth quarter of 2012 was $7.5 million, up from $6.5 million in the third quarter of 2012 and $6.3 million in the fourth quarter of 2011, due mainly to increases in service charges, insurance commissions, trade finance and gain on sales of SBA loans, partially offset by net losses recognized from selling non-performing loans. The Bank recognized a $2.7 million gain on sales of SBA loans, and a $1.2 million net loss on sales of other loans in the fourth quarter of 2012, compared to a $1.8 million gain on sales of SBA loans and a $515,000 net loss on sales of other loans in the third quarter of 2012. For the year ended December 31, 2012, non-interest income totaled $24.8 million, compared to $23.9 million for the year ended December 31, 2011, due primarily to a $5.4 million increase in gain on selling SBA loans, mainly offset by a $3.5 million increase in net losses on selling non-performing loans.

Non-interest expense in the fourth quarter of 2012 was $19.5 million, compared to $18.8 million in the third quarter of 2012. The increase was due mainly to increases in deposit insurance premiums and regulatory assessments, professional fees, and advertising and promotion expenses, partially offset by decreases in other operating expenses, other real estate owned ("OREO") expenses, and supplies and communications expenses. The increase in deposit insurance premiums and regulatory assessments in the fourth quarter of 2012 was attributable to a year-to-date true-up adjustment of $300,000. Assuming the assessment factors remain constant, the quarterly assessment for 2013 is expected to be approximately $1.0 million. Professional fees increased $632,000, or 56.8%, in the fourth quarter of 2012, due mainly to additional professional services related to exploring strategic alternatives. Advertising and promotion expenses increased by $220,000, or 21.5%, in the fourth quarter of 2012, due mainly to special promotions and events related to the celebration of the Bank's 30th anniversary.

Non-interest expense for the year ended December 31, 2012 decreased by $7.2 million, or 8.6%, to $76.9 million from $84.0 million for the year ended December 31, 2011. The decrease was mainly due to a $2.2 million unconsummated capital offering expense in 2011, and reductions in deposit insurance premiums, loan and OREO related expenses, data processing, and D&O liability insurance, partially offset by an increase in salaries and employee benefits due mainly to increased incentive bonuses, an increase in professional fees related to exploring strategic alternatives, and an increase in advertising and promotion expenses related to the celebration of the Bank's 30th anniversary.

Hanmi released the remainder of the valuation allowance of $5.5 million for its deferred tax asset in the fourth quarter of 2012, and had a $374,000 provision for income taxes, which represented a 2.6% effective tax rate for the fourth quarter of 2012. "We have released a total of $62.6 million DTA valuation allowance, bringing the total income tax benefit to $47.4 million for the year ended December 31, 2012. In 2013, our effective tax rate is expected to be approximately 39% of pre-tax income." said Yoon.

Balance Sheet

Total assets were $2.88 billion at December 31, 2012, up 1.4% from $2.84 billion at September 30, 2012, and up 5.0% from $2.74 billion at December 31, 2011.

Loans receivable, excluding loans held for sale, increased 4.9% in the fourth quarter of 2012 and 7.4% year-over-year to $1.99 billion at December 31, 2012, up from $1.89 billion at September 30, 2012, and up from $1.85 billion at December 31, 2011. Loans held for sale totaled $8.3 million at December 31, 2012, down from $10.7 million at September 30, 2012, and down from $22.6 million at December 31, 2011. Average gross loans, net of deferred loan fees, increased to $2.03 billion for the fourth quarter of 2012, up from $1.96 billion for the third quarter of 2012, and up from $2.01 billion for the fourth quarter of 2011.

Liquidity remained high with the total average investment securities portfolio at $421.5 million during the fourth quarter of 2012, up from $386.5 million during the third quarter of 2012 and even with $421.4 million during the fourth quarter of 2011. Cash and cash equivalents totaled $268.0 million at December 31, 2012, down from $302.4 million at September 30, 2012, but up from $201.7 million at December 31, 2011.

Average deposits for the fourth quarter of 2012 increased slightly to $2.39 billion, up from $2.36 billion for the third quarter of 2012, and up from $2.35 billion for the fourth quarter of 2011. The overall mix of funding continued to improve with time deposits (particularly high-cost promotional accounts) declining and transaction account balances increasing. Core deposits, which are total deposits less time deposits equal to or greater than $100,000, accounted for 74.3% of total deposits at December 31, 2012, up from 64.9% of total deposits at December 31, 2011. Demand deposit accounts increased 13.6% to $720.9 million at December 31, 2012 compared to $634.5 million at December 31, 2011. Demand deposit accounts accounted for 30.1% of total deposits at December 31, 2012, up from 27.1% of total deposits at December 31, 2011. Time deposits equal to or greater than $100,000 were down $206.0 million in the past twelve months. Total deposits were $2.40 billion at December 31, 2012 compared to $2.34 billion at December 31, 2011.

At December 31, 2012, total stockholders' equity was $378.4 million, or $12.01 per share. Tangible common stockholders' equity was $377.0 million at December 31, 2012, or 13.09% of tangible assets, compared to $362.6 million, or 12.77% of tangible assets, and $284.1 million, or 10.36% of tangible assets at September 31, 2012 and December 31, 2011, respectively. Tangible book value per share was $11.97 at December 31, 2012, up 4.0% from $11.52 at September 30, 2012, and up 32.7% from $9.02 at December 31, 2011.

Asset Quality

Non-performing loans ("NPLs"), excluding loans held for sale, decreased to $37.3 million at December 31, 2012, down 16.6% from $44.7 million at September 30, 2012, and down 28.8% from $52.4 million at December 31, 2011. Troubled debt restructurings ("TDRs"), which are loans that have been modified through interest rate concessions, term extensions or payment alterations to assist the borrowers in financial difficulty, totaled $35.7 million at December 31, 2012, down from $38.0 million at September 30, 2012, and down from $51.6 million at December 31, 2011. Of these TDRs, $18.8 million are included in NPLs. $484,000 of NPLs were recorded at the lower of cost or fair value and classified as held for sale at December 31, 2012, compared to $4.4 million at September 30, 2012 and $15.0 million at December 31, 2011. The following table shows NPLs, excluding loans held for sale, by loan category:

	December 31, 2012		September 30, 2012		December 31, 2011
		% to Total		% to Total		% to Total
	Amount	NPL	Amount	NPL	Amount	NPL
Real Estate Loans:
Commercial Property
Retail	$ 1,079	2.9%	$ 1,102	2.5%	$ 1,260	2.4%
Land	2,097	5.6%	2,037	4.6%	2,362	4.5%
Other	--	0.0%	--	0.0%	1,199	2.3%
Construction	--	0.0%	7,868	17.6%	8,310	15.9%
Residential Property	1,270	3.4%	1,411	3.2%	2,097	4.0%
Commercial & Industrial Loans:
Commercial Term Loans
Unsecured	8,311	22.3%	8,106	18.1%	7,706	14.7%
Secured by Real Estate	8,679	23.3%	8,418	18.8%	11,725	22.4%
Commercial Lines of Credit	1,521	4.1%	1,359	3.0%	1,431	2.7%
SBA	12,563	33.7%	13,048	29.2%	15,479	29.6%
Consumer Loans	1,759	4.7%	1,343	3.0%	809	1.5%
Total Non-Performing Loans	$ 37,279	100.0%	$ 44,692	100.0%	$ 52,378	100.0%

"In the fourth quarter of 2012, we continued to sell NPLs into the secondary market, though not as actively as we have in the previous quarters. Fourth quarter NPL sales totaled $8.2 million, bringing the year-end total NPL sales to $42.3 million," said J.H. Son, Executive Vice President and Chief Credit Officer. "While our strategy of selling loans before they are moved into foreclosure has allowed us to efficiently reduce non-performing assets over the past few years, we expect to have substantially fewer sales in the coming year, which reflects the success of this program and the continuing improvement in the performance of our loan portfolio. Reflecting the continued improvement in asset quality, classified loans were $100.4 million, or 4.9% of total gross loans, at December 31, 2012, down from $130.9 million, or 6.7% of total gross loans, at September 31, 2012, and down from $282.4 million, or 14.6% of total gross loans, at December 31, 2011."

Delinquent loans that are less than 90 days past due and still accruing interest decreased to $2.4 million at December 31, 2012, or 0.12% of gross loans, down from $4.0 million, or 0.20% of gross loans, at September 30, 2012. At December 31, 2012, the allowance for loan losses was $63.3 million, or 3.09% of gross loans. At December 31, 2012, the allowance for loan losses was 169.8% of NPLs, compared to 147.9% at September 30, 2012. For the fourth quarter of 2012, net charge-offs were $3.2 million, compared to $5.9 million in the third quarter of 2012 and $15.1 million in the fourth quarter of 2011.

Conference Call Information

Management will host a conference call today, January 24, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call on January 24, 2013 by dialing (480) 629-9692 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including, in Item 1A of our Form 10-K for the year ended December 31, 2011, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands)

	December 31,	September 30,	Percentage	December 31,	Percentage
	2012	2012	Change	2011	Change
ASSETS
Cash and Due From Banks	$ 92,350	$ 72,053	28.2%	$ 80,582	14.6%
Interest-Bearing Deposits in Other Banks	175,697	217,375	-19.2%	101,101	73.8%
Federal Funds Sold	--	13,000	-100.0%	20,000	-100.0%
Cash and Cash Equivalents	268,047	302,428	-11.4%	201,683	32.9%
Restricted Cash	5,350	4,393	21.8%	1,818	194.3%
Term Federal Funds Sold	--	55,000	-100.0%	115,000	-100.0%
Securities Available for Sale, at Fair Value	451,060	410,210	10.0%	381,862	18.1%
Securities Held to Maturity, at Amortized Cost	--	--	NM	59,742	-100.0%
Loans Held for Sale, at the Lower of Cost or Fair Value	8,306	10,736	-22.6%	22,587	-63.2%
Loans Receivable, Net of Allowance for Loan Losses	1,986,051	1,892,813	4.9%	1,849,020	7.4%
Accrued Interest Receivable	7,581	7,467	1.5%	7,829	-3.2%
Premises and Equipment, Net	15,150	15,412	-1.7%	16,603	-8.8%
Other Real Estate Owned, Net	774	364	112.6%	180	330.0%
Customers' Liability on Acceptances	1,336	2,157	-38.1%	1,715	-22.1%
Servicing Assets	5,542	5,148	7.7%	3,720	49.0%
Other Intangible Assets, Net	1,335	1,376	-3.0%	1,533	-12.9%
Investment in Federal Home Loan Bank Stock, at Cost	17,800	19,621	-9.3%	22,854	-22.1%
Investment in Federal Reserve Bank Stock, at Cost	12,222	10,261	19.1%	8,558	42.8%
Deferred Tax Assets	50,998	48,826	4.4%	--	NM
Current Tax Assets	9,030	11,689	-22.7%	9,073	-0.5%
Bank-Owned Life Insurance	29,054	28,816	0.8%	28,289	2.7%
Prepaid Expenses	2,084	2,239	-6.9%	1,598	30.4%
Other Assets	10,800	12,901	-16.3%	11,160	-3.2%
TOTAL ASSETS	$ 2,882,520	$ 2,841,857	1.4%	$ 2,744,824	5.0%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-Bearing	$ 720,931	$ 694,345	3.8%	$ 634,466	13.6%
Interest-Bearing	1,675,032	1,669,040	0.4%	1,710,444	-2.1%
Total Deposits	2,395,963	2,363,385	1.4%	2,344,910	2.2%
Accrued Interest Payable	11,775	15,266	-22.9%	16,032	-26.6%
Bank's Liability on Acceptances	1,336	2,157	-38.1%	1,715	-22.1%
Federal Home Loan Bank Advances	2,935	3,029	-3.1%	3,303	-11.1%
Junior Subordinated Debentures	82,406	82,406	0.0%	82,406	0.0%
Accrued Expenses and Other Liabilities	9,741	11,627	-16.2%	10,850	-10.2%
TOTAL LIABILITIES	2,504,156	2,477,870	1.1%	2,459,216	1.8%

STOCKHOLDERS' EQUITY:
Common Stock	257	257	0.0%	257	0.0%
Additional Paid-In Capital	550,140	549,814	0.1%	549,744	0.1%
Unearned Compensation	(74)	(92)	-19.6%	(166)	-55.4%
Accumulated Other Comprehensive Income	5,418	5,364	1.0%	3,524	53.7%
Accumulated Deficit	(107,519)	(121,498)	-11.5%	(197,893)	-45.7%
Less Treasury Stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
TOTAL STOCKHOLDERS' EQUITY	378,364	363,987	3.9%	285,608	32.5%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,882,520	$ 2,841,857	1.4%	$ 2,744,824	5.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2012	2012	Change	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$ 27,418	$ 26,781	2.4%	$ 28,162	-2.6%
Taxable Interest on Investment Securities	2,138	1,992	7.3%	1,979	8.0%
Tax-Exempt Interest on Investment Securities	95	98	-3.1%	100	-5.0%
Interest on Term Federal Funds Sold	22	191	-88.5%	182	-87.9%
Interest on Federal Funds Sold	7	20	-65.0%	5	40.0%
Interest on Interest-Bearing Deposits in Other Banks	153	142	7.7%	72	112.5%
Dividends on Federal Reserve Bank Stock	179	154	16.2%	121	47.9%
Dividends on Federal Home Loan Bank Stock	127	24	429.2%	19	568.4%
Total Interest and Dividend Income	30,139	29,402	2.5%	30,640	-1.6%
INTEREST EXPENSE:
Interest on Deposits	3,366	3,639	-7.5%	5,301	-36.5%
Interest on Federal Home Loan Bank Advances	39	40	-2.5%	44	-11.4%
Interest on Junior Subordinated Debentures	303	804	-62.3%	767	-60.5%
Interest on Other Borrowings	--	--	NM	94	-100.0%
Total Interest Expense	3,708	4,483	-17.3%	6,206	-40.3%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	26,431	24,919	6.1%	24,434	8.2%
Provision for Credit Losses	--	--	NM	4,000	-100.0%
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	26,431	24,919	6.1%	20,434	29.3%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,191	2,851	11.9%	3,182	0.3%
Insurance Commissions	1,235	1,092	13.1%	1,097	12.6%
Trade Finance & Other Service Charges and Fees	1,235	1,111	11.2%	1,191	3.7%
Bank-Owned Life Insurance Income	238	235	1.3%	239	-0.4%
Net Gain on Sales of SBA Loans	2,678	1,772	51.1%	2,931	-8.6%
Net Loss on Sales of Other Loans	(1,247)	(515)	142.1%	(2,548)	-51.1%
Net Gain on Sales of Investment Securities	4	10	-60.0%	1	300.0%
Other-than-temporary Impairment Loss on Investment Securities	--	(176)	-100.0%	--	NM
Other Operating Income	136	140	-2.9%	255	-46.7%
Total Non-Interest Income	7,470	6,520	14.6%	6,348	17.7%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,224	9,148	0.8%	9,433	-2.2%
Occupancy and Equipment	2,585	2,623	-1.4%	2,533	2.1%
Deposit Insurance Premiums and Regulatory Assessments	1,249	283	341.3%	1,631	-23.4%
Data Processing	1,179	1,211	-2.6%	1,356	-13.1%
Other Real Estate Owned Expense	(33)	352	-109.4%	71	-146.5%
Professional Fees	1,744	1,112	56.8%	1,114	56.6%
Directors and Officers Liability Insurance	298	296	0.7%	736	-59.5%
Supplies and Communications	567	669	-15.2%	537	5.6%
Advertising and Promotion	1,243	1,023	21.5%	888	40.0%
Loan-Related Expense	75	164	-54.3%	196	-61.7%
Amortization of Other Intangible Assets	41	41	0.0%	131	-68.7%
Other Operating Expenses	1,376	1,882	-26.9%	2,623	-47.5%
Total Non-Interest Expense	19,548	18,804	4.0%	21,249	-8.0%
INCOME BEFORE PROVISION FOR INCOME TAXES	14,353	12,635	13.6%	5,533	159.4%
(Benefit) Provision for Income Taxes	374	(644)	-158.1%	27	1285.2%
NET INCOME	$ 13,979	$ 13,279	5.3%	$ 5,506	153.9%

EARNINGS PER SHARE:
Basic	$ 0.44	$ 0.42		$ 0.22
Diluted	$ 0.44	$ 0.42		$ 0.22
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,479,921	31,475,976		24,905,479
Diluted	31,549,580	31,545,111		24,924,935
COMMON SHARES OUTSTANDING	31,496,540	31,489,201		31,489,201

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Year Ended
	December 31,	December 31,	Percentage
	2012	2011	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$ 108,982	$ 117,671	-7.4%
Taxable Interest on Investment Securities	8,418	9,768	-13.8%
Tax-Exempt Interest on Investment Securities	394	216	82.4%
Interest on Term Federal Funds Sold	706	276	155.8%
Interest on Federal Funds Sold	60	27	122.2%
Interest on Interest-Bearing Deposits in Other Banks	422	315	34.0%
Dividends on Federal Reserve Bank Stock	609	458	33.0%
Dividends on Federal Home Loan Bank Stock	209	76	175.0%
Total Interest and Dividend Income	119,800	128,807	-7.0%
INTEREST EXPENSE:
Interest on Deposits	15,877	23,958	-33.7%
Interest on Federal Home Loan Bank Advances	165	662	-75.1%
Interest on Junior Subordinated Debentures	2,703	2,915	-7.3%
Interest on Other Borrowings	--	95	-100.0%
Total Interest Expense	18,745	27,630	-32.2%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	101,055	101,177	-0.1%
Provision for Credit Losses	6,000	12,100	-50.4%
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	95,055	89,077	6.7%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	12,146	12,826	-5.3%
Insurance Commissions	4,857	4,500	7.9%
Trade Finance & Other Service Charges and Fees	4,615	4,677	-1.3%
Bank-Owned Life Insurance Income	1,110	939	18.2%
Net Gain on Sales of SBA Loans	9,923	4,543	118.4%
Net Loss on Sales of Other Loans	(9,481)	(6,020)	57.5%
Net Gain on Sales of Investment Securities	1,396	1,635	-14.6%
Other-than-temporary Impairment Loss on Investment Securities	(292)	--	NM
Other Operating Income	538	751	-28.4%
Total Non-Interest Income	24,812	23,851	4.0%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	36,931	35,465	4.1%
Occupancy and Equipment	10,424	10,353	0.7%
Deposit Insurance Premiums and Regulatory Assessments	4,431	6,630	-33.2%
Data Processing	4,941	5,601	-11.8%
Other Real Estate Owned Expense	344	1,620	-78.8%
Professional Fees	4,694	4,187	12.1%
Directors and Officers Liability Insurance	1,186	2,940	-59.7%
Supplies and Communications	2,370	2,323	2.0%
Advertising and Promotion	3,876	2,993	29.5%
Loan-Related Expense	527	827	-36.3%
Amortization of Other Intangible Assets	198	700	-71.7%
Expense related to Unconsummated Capital Offerings	--	2,220	-100.0%
Other Operating Expenses	6,939	8,189	-15.3%
Total Non-Interest Expense	76,861	84,048	-8.6%
INCOME BEFORE PROVISION FOR INCOME TAXES	43,006	28,880	48.9%
(Benefit) Provision for Income Taxes	(47,368)	733	-6562.2%
NET INCOME	$ 90,374	$ 28,147	221.1%

EARNINGS PER SHARE:
Basic	$ 2.87	$ 1.38
Diluted	$ 2.87	$ 1.38
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,475,510	20,403,549
Diluted	31,515,582	20,422,984
COMMON SHARES OUTSTANDING	31,496,540	31,489,201

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)
(In Thousands)

	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2012	2012	Change	2011	Change

NET INCOME	$ 13,979	$ 13,279	5.3%	$ 5,506	153.9%

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized Gain on Securities
Unrealized Holding Gain Arising (Decreasing) During Period	121	1,655	-92.7%	(382)	131.7%
Unrealized Holding Gain Arising from the transfer of Held-to-Maturity Securities to Available-for-Sale Securities	--	1,968	-100.0%	--	NM
Less: Reclassification Adjustment for Loss (Gain) Included in Net Income	(4)	166	-102.4%	(1)	300.0%
Unrealized Gain on Interest Rate Swap	--	--	NM	(1)	-100.0%
Unrealized Gain (Loss) on Interest-Only Strip of Servicing Assets	--	2	-100.0%	6	-100.0%
Income Taxes Related to Items of Other Comprehensive Income	(63)	(1,581)	-96.0%	--	NM
Other Comprehensive Income	54	2,210	-97.6%	(378)	-114.3%
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$ 14,033	$ 15,489	-9.4%	$ 5,128	173.7%

	Year Ended
	December 31,	December 31,	Percentage
	2012	2011	Change

NET INCOME	$ 90,374	$ 28,147	221.1%

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized Gain on Securities
Unrealized Holding Gain Arising During Period	2,369	8,123	-70.8%
Unrealized Holding Gain Arising from the transfer of Held-to-Maturity Securities to Available-for-Sale Securities	1,968	--	NM
Less: Reclassification Adjustment for (Gain) Included in Net Income	(1,104)	(1,635)	-32.5%
Unrealized Gain on Interest Rate Swap	9	2	350.0%
Unrealized Gain (Loss) on Interest-Only Strip of Servicing Assets	(4)	(2)	100.0%
Income Taxes Related to Items of Other Comprehensive Income	(1,344)	--	NM
Other Comprehensive Income	1,894	6,488	-70.8%
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHAREHOLDERS	$ 92,268	$ 34,635	166.4%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(In Thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees (1)	$ 2,026,122	$ 1,958,819	$ 2,012,008	$ 1,993,367	$ 2,114,546
Average Investment Securities	$ 421,520	$ 386,513	$ 421,386	$ 412,554	$ 446,198
Average Interest-Earning Assets	$ 2,731,473	$ 2,694,571	$ 2,656,213	$ 2,686,425	$ 2,752,696
Average Total Assets	$ 2,872,897	$ 2,829,778	$ 2,708,364	$ 2,792,352	$ 2,787,707
Average Deposits	$ 2,388,725	$ 2,361,534	$ 2,350,558	$ 2,349,082	$ 2,404,655
Average Borrowings	$ 85,390	$ 85,482	$ 99,545	$ 85,760	$ 153,148
Average Interest-Bearing Liabilities	$ 1,767,640	$ 1,766,709	$ 1,814,548	$ 1,758,135	$ 1,957,077
Average Stockholders' Equity	$ 370,307	$ 352,980	$ 229,868	$ 328,016	$ 200,517
Average Tangible Equity	$ 368,945	$ 351,577	$ 228,116	$ 326,589	$ 198,626

PERFORMANCE RATIOS:
Return on Average Assets (2)	1.94%	1.87%	0.81%	3.24%	1.01%
Return on Average Stockholders' Equity (2)	15.02%	14.97%	9.50%	27.55%	14.04%
Return on Average Tangible Equity (2)	15.07%	15.03%	9.58%	27.67%	14.17%
Efficiency Ratio	57.66%	59.81%	69.03%	61.07%	67.22%
Net Interest Spread (2),(3)	3.57%	3.34%	3.22%	3.40%	3.27%
Net Interest Margin (2),(3)	3.86%	3.69%	3.66%	3.77%	3.68%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$ 66,107	$ 71,893	$ 100,792	$ 89,936	$ 146,059
Provision Charged to Operating Expense	407	117	4,241	7,157	12,536
Charge-Offs, Net of Recoveries	(3,209)	(5,903)	(15,097)	(33,788)	(68,659)
Balance at End of Period	$ 63,305	$ 66,107	$ 89,936	$ 63,305	$ 89,936

ASSET QUALITY RATIOS:
Net Loan Charge-Offs to Average Gross Loans	0.63%	1.21%	3.00%	1.70%	3.25%
Allowance for Loan Losses to Total Gross Loans	3.09%	3.38%	4.64%	3.09%	4.64%
Allowance for Loan Losses to Total Non-Performing Loans	169.81%	147.92%	171.71%	169.81%	171.71%
Non-Performing Assets to Total Assets	1.32%	1.59%	1.91%	1.32%	1.91%
Non-Performing Loans to Gross Loans	1.82%	2.28%	2.70%	1.82%	2.70%
Total Non-Performing Assets to Allowance for Loan Losses	60.11%	68.16%	58.44%	60.11%	58.44%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$ 2,231	$ 2,348	$ 3,222	$ 2,981	$ 3,417
Provision Charged to Operating Expense	(407)	(117)	(241)	(1,157)	(436)
Balance at End of Period	$ 1,824	$ 2,231	$ 2,981	$ 1,824	$ 2,981

NON-PERFORMING ASSETS:
Non-Accrual Loans	$ 37,279	$ 44,692	$ 52,378
Loans 90 Days or More Past Due and Still Accruing	--	--	--
Total Non-Performing Loans	37,279	44,692	52,378
Other Real Estate Owned, Net	774	364	180
Total Non-Performing Assets	38,053	45,056	52,558
Non-Performing Loans Classified as Loans Held for Sale	484	4,421	15,023
Non-Performing Assets (including Loans Held for Sale)	$ 38,537	$ 49,477	$ 67,581

DELINQUENT LOANS (30 to 89 Days Past Due and Still Accruing)	$ 2,371	$ 4,005	$ 13,945
Delinquent Loans to Total Gross Loans	0.12%	0.20%	0.72%

(1) Loans Held for Sale are included in average gross loans.
(2) Annualized
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA, CONTINUED (UNAUDITED)
(In Thousands)

	At or for the Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
LOAN PORTFOLIO:
Real Estate Loans	$ 787,094	$ 736,287	$ 696,999
Residential Loans	101,778	103,774	52,921
Commercial and Industrial Loans	1,123,012	1,079,814	1,145,474
Consumer Loans	36,676	38,415	43,346
Total Gross Loans	2,048,560	1,958,290	1,938,740
Deferred Loan Costs	796	630	216
Gross Loans, Net of Deferred Loan Fees	2,049,356	1,958,920	1,938,956
Allowance for Loan Losses	(63,305)	(66,107)	(89,936)
Loans Receivable, Net	1,986,051	1,892,813	1,849,020
Loans Held for Sale, at the Lower of Cost or Fair Value	8,306	10,736	22,587
Total Loans Receivable, Net	$ 1,994,357	$ 1,903,549	$ 1,871,607

LOAN MIX:
Real Estate Loans	38.4%	37.6%	36.0%
Residential Loans	5.0%	5.3%	2.7%
Commercial and Industrial Loans	54.8%	55.1%	59.1%
Consumer Loans	1.8%	2.0%	2.2%
Total Gross Loans	100.0%	100.0%	100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$ 720,931	$ 694,345	$ 634,466
Savings	114,302	111,654	104,664
Money Market Checking and NOW Accounts	575,744	563,785	449,854
Time Deposits of $100,000 or More	616,187	635,802	822,165
Other Time Deposits	368,799	357,799	333,761
Total Deposits	$ 2,395,963	$ 2,363,385	$ 2,344,910

DEPOSIT MIX:
Demand - Noninterest-Bearing	30.1%	29.4%	27.1%
Savings	4.8%	4.7%	4.5%
Money Market Checking and NOW Accounts	24.0%	23.9%	19.2%
Time Deposits of $100,000 or More	25.7%	26.9%	35.1%
Other Time Deposits	15.4%	15.1%	14.1%
Total Deposits	100.0%	100.0%	100.0%

CAPITAL RATIOS:
Hanmi Financial
Total Risk-Based Capital Ratio	20.65%	20.79%	18.66%
Tier 1 Risk-Based Capital Ratio	19.37%	19.52%	17.36%
Tier 1 Leverage Capital Ratio	14.95%	14.71%	13.34%
Tangible Equity to Tangible Assets Ratio	13.09%	12.77%	10.36%
Hanmi Bank
Total Risk-Based Capital Ratio	19.85%	19.91%	17.57%
Tier 1 Risk-Based Capital Ratio	18.58%	18.63%	16.28%
Tier 1 Leverage Capital Ratio	14.33%	14.05%	12.50%
Tangible Equity to Tangible Assets Ratio	15.29%	14.96%	12.48%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, AVERAGE YIELD EARNED AND AVERAGE RATE PAID (UNAUDITED)
(In Thousands)

	Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	$ 2,026,122	$ 27,418	5.38%	$ 1,958,819	$ 26,781	5.44%	$ 2,012,008	$ 28,162	5.55%
Municipal Securities - Taxable	46,203	456	3.95%	44,887	452	4.03%	44,913	451	4.02%
Municipal Securities - Tax Exempt	12,731	146	4.59%	12,587	151	4.80%	12,987	153	4.71%
Obligations of Other U.S. Government Agencies	82,995	387	1.87%	74,345	280	1.51%	83,927	324	1.54%
Other Debt Securities	279,591	1,295	1.85%	254,694	1,260	1.98%	279,559	1,204	1.72%
Equity Securities	30,971	306	3.95%	30,886	178	2.31%	31,930	140	1.75%
Federal Funds Sold	7,127	7	0.39%	17,925	20	0.44%	4,961	5	0.40%
Term Federal Funds Sold	6,685	22	1.31%	78,967	191	0.96%	77,717	182	0.93%
Interest-Bearing Deposits in Other Banks	239,048	153	0.25%	221,461	142	0.26%	108,211	72	0.26%
Total Interest-Earning Assets	2,731,473	30,190	4.40%	2,694,571	29,455	4.35%	2,656,213	30,693	4.58%

Noninterest-Earning Assets:
Cash and Cash Equivalents	73,567			70,591			69,635
Allowance for Loan Losses	(65,228)			(71,481)			(99,182)
Other Assets	133,085			136,097			81,698
Total Noninterest-Earning Assets	141,424			135,207			52,151

TOTAL ASSETS	$ 2,872,897			$ 2,829,778			$ 2,708,364

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	$ 112,566	$ 477	1.69%	$ 111,432	$ 516	1.84%	$ 104,754	$ 600	2.27%
Money Market Checking and NOW Accounts	583,259	772	0.53%	555,454	859	0.62%	449,998	644	0.57%
Time Deposits of $100,000 or More	623,780	1,312	0.84%	660,036	1,467	0.88%	825,444	3,082	1.48%
Other Time Deposits	362,645	805	0.88%	354,305	797	0.89%	334,807	975	1.16%
FHLB Advances	2,984	39	5.20%	3,076	40	5.17%	3,349	44	5.21%
Other Borrowings	--	--	0.00%	--	--	0.00%	13,790	94	2.70%
Junior Subordinated Debentures	82,406	303	1.46%	82,406	804	3.88%	82,406	767	3.69%
Total Interest-Bearing Liabilities	1,767,640	3,708	0.83%	1,766,709	4,483	1.01%	1,814,548	6,206	1.36%

Noninterest-Bearing Liabilities:
Demand Deposits	706,475			680,307			635,555
Other Liabilities	28,475			29,782			28,393
Total Noninterest-Bearing Liabilities	734,950			710,089			663,948

Total Liabilities	2,502,590			2,476,798			2,478,496
Shareholders' Equity	370,307			352,980			229,868

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,872,897			$ 2,829,778			$ 2,708,364

NET INTEREST INCOME		$ 26,482			$ 24,972			$ 24,487

COST OF DEPOSITS			0.56%			0.61%			0.89%
NET INTEREST SPREAD			3.57%			3.34%			3.22%
NET INTEREST MARGIN			3.86%			3.69%			3.66%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, AVERAGE YIELD EARNED AND AVERAGE RATE PAID (UNAUDITED)
(In Thousands)

	Year Ended
	December 31, 2012			December 31,2011
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	$ 1,993,367	$ 108,982	5.47%	$ 2,114,546	$ 117,671	5.56%
Municipal Securities - Taxable	45,213	1,796	3.97%	21,740	884	4.07%
Municipal Securities - Tax Exempt	12,902	606	4.70%	6,544	332	5.07%
Obligations of Other U.S. Government Agencies	77,053	1,372	1.78%	121,961	1,963	1.61%
Other Debt Securities	277,386	5,250	1.89%	295,953	6,921	2.34%
Equity Securities	31,356	818	2.61%	33,573	534	1.59%
Federal Funds Sold	14,178	60	0.42%	5,857	27	0.46%
Term Federal Funds Sold	70,478	706	1.00%	38,693	276	0.71%
Interest-Bearing Deposits in Other Banks	164,492	422	0.26%	113,829	315	0.28%
Total Interest-Earning Assets	2,686,425	120,012	4.47%	2,752,696	128,923	4.68%

Noninterest-Earning Assets:
Cash and Cash Equivalents	71,123			68,255
Allowance for Loan Losses	(75,914)			(119,233)
Other Assets	110,718			85,989
Total Noninterest-Earning Assets	105,927			35,011

TOTAL ASSETS	$ 2,792,352			$ 2,787,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	$ 110,349	$ 2,152	1.95%	$ 109,272	$ 2,757	2.52%
Money Market Checking and NOW Accounts	529,976	3,085	0.58%	465,840	3,461	0.74%
Time Deposits of $100,000 or More	681,173	7,290	1.07%	913,643	13,855	1.52%
Other Time Deposits	350,877	3,350	0.95%	315,174	3,885	1.23%
FHLB Advances	3,354	165	4.92%	66,191	662	1.00%
Other Borrowings	--	--	0.00%	4,551	95	2.09%
Junior Subordinated Debentures	82,406	2,703	3.28%	82,406	2,915	3.54%
Total Interest-Bearing Liabilities	1,758,135	18,745	1.07%	1,957,077	27,630	1.41%

Noninterest-Bearing Liabilities:
Demand Deposits	676,707			600,726
Other Liabilities	29,494			29,387
Total Noninterest-Bearing Liabilities	706,201			630,113

Total Liabilities	2,464,336			2,587,190
Shareholders' Equity	328,016			200,517

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,792,352			$ 2,787,707

NET INTEREST INCOME		$ 101,267			$ 101,293

COST OF DEPOSITS			0.68%			1.00%
NET INTEREST SPREAD			3.40%			3.27%
NET INTEREST MARGIN			3.77%			3.68%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi Financial and Hanmi Bank's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial and Hanmi Bank. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (UNAUDITED)
(In Thousands, Except Per Share Data)

	December 31,	September 30,	December 31,
	2012	2012	2011
HANMI FINANCIAL CORPORATION
Total Assets	$ 2,882,520	$ 2,841,857	$ 2,744,824
Less Other Intangible Assets	(1,335)	(1,376)	(1,533)
Tangible Assets	$ 2,881,185	$ 2,840,481	$ 2,743,291

Total Stockholders' Equity	$ 378,364	$ 363,987	$ 285,608
Less Other Intangible Assets	(1,335)	(1,376)	(1,533)
Tangible Stockholders' Equity	$ 377,029	$ 362,611	$ 284,075

Total Stockholders' Equity to Total Assets Ratio	13.13%	12.81%	10.41%
Tangible Common Equity to Tangible Assets Ratio	13.09%	12.77%	10.36%

Common Shares Outstanding	31,496,540	31,489,201	31,487,924
Tangible Common Equity Per Common Share	$ 11.97	$ 11.52	$ 9.02

HANMI BANK
Total Assets	$ 2,877,041	$ 2,836,931	$ 2,739,577
Less Other Intangible Assets	--	--	(34)
Tangible Assets	$ 2,877,041	$ 2,836,931	$ 2,739,543

Total Stockholders' Equity	$ 439,986	$ 424,546	$ 342,023
Less Other Intangible Assets	--	--	(34)
Tangible Stockholders' Equity	$ 439,986	$ 424,546	$ 341,989

Total Stockholders' Equity to Total Assets Ratio	15.29%	14.96%	12.48%
Tangible Common Equity to Tangible Assets Ratio	15.29%	14.96%	12.48%
CONTACT: Hanmi Financial Corporation
         Mark (Shick) Yoon, CPA CVA
         SVP & Interim Chief Financial Officer, Chief Strategy Officer
         Direct Phone: 213-427-5636